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                                                              EXHIBIT 23.01

                       CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the inclusion in the registration statement of Surety Capital Corporation on Form S-1 of our report dated January 27, 1995, except as to the information presented in Note 7, for which the date is March 8, 1995, on our audits of the consolidated financial statements of Surety Capital Corporation as of December 31, 1994 and 1993, and for each of the three years in the period ended December 31, 1994. We also consent to the reference to our firm under the caption "Experts".



/s/ COOPERS & LYBRAND, L.L.P.

COOPERS & LYBRAND, L.L.P.


Fort Worth, Texas
November 28, 1995